Securities and Exchange Commission
100 F Street N.E.
Washington,D.C. 20549


We have read Item 77K of Form N-SAR dated February 24, 2005 of Calamos Advisors Trust for the year ended December 31, 2005, and are in agreement with the statements contained in the first sentence of the first paragraph and the statement contained in the last sentence of the paragraph on page 10 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                                             /s/ Ernst & Young LLP

                                                 ERNST & YOUNG LLP